EXHIBIT 23


                CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


The Board of Directors
AMREP Corporation:


As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into AMREP Corporation's previously filed Registration Statements on Form S-8 Nos. 33-67114, 33-67116 and 333-17695.




                                        /s/ARTHUR ANDERSEN LLP


Albuquerque, New Mexico
   July 27, 1999